SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 26, 2001

SERVICE MERCHANDISE COMPANY, INC.
(Debtor-in-Possession as of March 27, 1999)

(Exact name of registrant as specified in its charter)

Tennessee	1-9223	62-0816060

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Service Merchandise Boulevard, Brentwood, TN	37027

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (615) 660-6000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURES

     This Amendment No. 1 to Current Report on Form 8-K is being filed by Service Merchandise Company, Inc. (the “Company”) to amend Item 5 of that certain Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 31, 2002.

Item 5. Other Events

     Service Merchandise Company, Inc. (the “Company”) has filed portions of its monthly operating report for the period commencing November 26, 2001 and ended December 30, 2001 (the “Operating Report”) with the United States Bankruptcy Court for the Middle District of Tennessee, (the “Bankruptcy Court”) a copy of which is attached hereto as Exhibit 99 in connection with its voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Bankruptcy Code in Case No. 399-02649.

     On January 4, 2002, the Company announced that it would cease continuing business operations, beginning with the commencement of going-out-of-business sales at more than 200 stores in 32 states on January 19, 2002, subject to approval by the Bankruptcy Court. On January 18, 2002, the Bankruptcy Court approved various forms of relief requested by the Company including (a) the proposed conduct of the going-out-of-business sales and the Company’s selection of a consultant to assist with these sales and (b) extension of the Company’s exclusive periods within which to file and solicit acceptances of a plan of liquidation under which the Company’s existing shareholders would not receive any distribution.

     In light of the foregoing and the below-cited reasons, the Company cautions readers not to place undue reliance upon the information contained in the Operating Report. The Operating Report contains unaudited information, and is in a format, prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report also contains information for periods which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information may not be indicative of the Company’s financial condition or operating results for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s operating performance that may not be realized and are subject to significant business, judicial, economic and competitive uncertainties and potential contingencies, including those described in this report, many of which are beyond the Company’s control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company’s financial condition or operating results for future periods or the periods covered in the Company’s reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

     The results of the Company’s planned liquidation and related distributions and the Company’s liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: matters affecting the timing and amounts of anticipated distributions to creditors; the ability of the Company to successfully conduct going-out-of-business sales, maximize asset value and control expenses; the ability of the Company to comply with the terms of the DIP to Exit Facility; the ability of the Company to reduce its workforce and related expenses and to achieve anticipated cost savings; potential adverse developments with respect to the Company’s liquidity or results of operations; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the effectiveness of the planned liquidation; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the seasonal nature of the Company’s business; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; and real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE MERCHANDISE COMPANY, INC.

Date: January 31, 2002	By: /s/ C. Steven Moore

C. Steven Moore Senior Vice President, Chief Administrative Officer, Secretary and General Counsel